Exhibit 99(c)(13)

CONFIDENTIAL DRAFT

Project Ocean Option B

Discussion Materials

Goldman, Sachs & Co.
July 10, 2008

Summary of Tower Proposals

Stock Price	22-May-08	9-Jul-08

CastlePoint	$10.65	$9.28

Tower	27.23	19.73

Transaction Summary	Previous Offer(1)		Current Offer
Per Share Consideration for Equity	$12.00		$9.87

Net Aggregate Consideration for Equity(2)	$428.9		$352.6

Cash Consideration	$125.0		$125.0

% Cash	29.1%		35.5%

Stock Consideration	$303.9		$227.6

% Stock	70.9%		64.5%

Exchange Ratio - 100% Stock	0.441	x	0.500	x

Exchange Ratio - Stock Consideration	0.312		0.323

(1) Previously, Lazard communicated an offer equal to a 10.0% to 15.0% premium to CastlePoint’s 22-May-2008 closing stock price. Per share consideration of $12.00 is the approximate mid-point of this range.

(2) Net of Tower’s current 6.7% ownership of CastlePoint.

CastlePoint Historical Price Performance

Since CastlePoint IPO

Indexed Stock Price

Historical Exchange Ratio

Source: Factset, Data as of 9-Jul-2008

(1) Selected Bermuda Peers include: Allied World, Arch, Aspen, Axis, Endurance, and Platinum.

CastlePoint Analysis at Various Prices

($ in millions)

				Tower
		Current		Suggested Price
Premium to Current Price of $9.28 (09-Jul-2008)		0.0%		6.3%		13.1%		18.5%		23.9%		29.3%
Per Share Equity Value		$9.28		$9.87		$10.50		$11.00		$11.50		$12.00
Gross Aggregate Equity Value		$355.3		$377.7		$402.6		$422.5		$443.0		$463.5

Implied Exchange Ratio
To Tower Current Price	$19.73	0.47	x	0.50	x	0.53	x	0.56	x	0.58	x	0.61	x
To Tower 1 Month VWAP	23.40	0.40		0.42		0.45		0.47		0.49		0.51

Per Share Cash Consideration				$3.50		$3.50		$3.50		$3.49		$3.48
Exchange Ratio - Stock Consideration(1)				0.32	x	0.35	x	0.38	x	0.41	x	0.43	x

Premium to
52 Week / All-Time High	$14.85	(37.5)%		(33.6)%		(29.3)%		(25.9)%		(22.6)%		(19.2)%
IPO Price	14.50	(36.0)		(32.0)		(27.6)		(24.1)		(20.7)		(17.2)
1 Year VWAP	11.16	(16.8)		(11.6)		(5.9)		(1.4)		3.0		7.5
3 Month VWAP	9.80	(5.3)		0.7		7.1		12.2		17.3		22.4
1 Month VWAP	9.53	(2.6)		3.5		10.2		15.4		20.7		25.9

Price to Book (Ex-AOCI)
3/31/2008 ($11.28 / share)	$432	0.82	x	0.87	x	0.93	x	0.98	x	1.03	x	1.07	x
12/31/2008 ($12.68 / share)	486	0.73		0.78		0.83		0.87		0.91		0.95

Price to Earnings per Share
2008E - A2 Projections	$1.81	5.1	x	5.5	x	5.8	x	6.1	x	6.4	x	6.6	x
2009E - A2 Projections	2.39	3.9		4.1		4.4		4.6		4.8		5.0

2008E - B1 Projections	$1.81	5.1	x	5.5	x	5.8	x	6.1	x	6.4	x	6.6	x
2009E - B1 Projections	2.03	4.6		4.9		5.2		5.4		5.7		5.9

Source: Factset, CastlePoint management

(1) Represents exchange ratio assuming Tower acquisition of CastlePoint using $125mm cash.

Analysis at Various Illustrative Exchange Ratios

Tower Perspective

Illustrative Exchange Ratio

	CastlePoint Purchase Price
		$9.87		$10.50		$11.00		$11.50		$12.00

Prem. to Current		6.3%		13.1%		18.5%		23.9%		29.3%

	$19.00	0.52	x	0.55	x	0.58	x	0.61	x	0.63	x

Tower	19.73	0.50		0.53		0.56		0.58		0.61

Price	21.00	0.47		0.50		0.52		0.55		0.57

	22.00	0.45		0.48		0.50		0.52		0.55

	23.40	0.42		0.45		0.47		0.49		0.51

2009 EPS Accretion / Dilution (%)

	CastlePoint Purchase Price
		$9.87	$10.50	$11.00	$11.50	$12.00

Prem. to Current		6.3%	13.1%	18.5%	23.9%	29.3%

	$19.00	4.9%	1.5%	(1.1)%	(3.6)%	(6.0)%

Tower	19.73	6.2	2.8	0.3	(2.2)	(4.6)

Price	21.00	8.4	5.1	2.6	0.1	(2.2)

	22.00	9.9	6.7	4.3	1.8	(0.5)

	23.40	12.0	8.8	6.4	4.1	1.8

Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively.  Pro forma adjustments per guidance of Tower management.

Tower “Value Map”	Tower Stand Alone
Price / Book vs. ROACE Regression	2009 ROACE: 19.3%
2008 BPVS: $15.94

Value Map

PF Price Impact – Current Discount (14.5%) to Line(1)

	CastlePoint Purchase Price
	$9.87		$10.50		$11.00		$11.50		$12.00
Pro Forma 2009 ROACE	19.6%		19.0%		18.5%		18.0%		17.5%
Implied Price / BVPS	1.24	x	1.21	x	1.19	x	1.17	x	1.15	x
Pro Forma BVPS	$16.64		$16.74		$16.81		$16.88		$16.95
Implied Share Price	$20.56		$20.22		$19.95		$19.69		$19.45
Premium to Current	4.2%		2.5%		1.1%		(0.2)%		(1.4)%

PF Price Impact – No Discount to Line

	CastlePoint Purchase Price
	$9.87		$10.50		$11.00		$11.50		$12.00
Pro Forma 2009 ROACE	19.6%		19.0%		18.5%		18.0%		17.5%
Implied Price / BVPS	1.45	x	1.41	x	1.39	x	1.36	x	1.34	x
Pro Forma BVPS	$16.64		$16.74		$16.81		$16.88		$16.95
Implied Share Price	$24.04		$23.64		$23.33		$23.03		$22.74
Premium to Current	21.9%		19.8%		18.3%		16.7%		15.2%

Note: Data as of 9-Jul-2008. CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively.  Pro forma adjustments per guidance of Tower management.

(1)       Represents Tower stand alone discount to regression using management A2 projections.

Pro Forma Trading Multiples

FOR ILLUSTRATIVE

PURPOSES ONLY

	Tower
	Suggested Price
Suggested CastlePoint Purchase Price	$9.87	$10.50	$11.00	$11.50	$12.00
Premium to Current: $9.28	6.3%	13.1%	18.5%	23.9%	29.3%
Premium to 3 Month VWAP: $9.80	0.7	7.1	12.2	17.3	22.4

	Tower Current
Implied 2009E P/E at Pro Forma Price
$20.00	5.8	x	5.6	x	5.7	x	5.9	x	6.0	x	6.2	x
22.00			6.1		6.3		6.5		6.6		6.8
24.00			6.7		6.9		7.1		7.2		7.4
26.00			7.2		7.5		7.6		7.8		8.0

Implied Price / 12/31/2008 Book Value at Pro Forma Price
$20.00	1.24	x	1.20	x	1.20	x	1.19	x	1.18	x	1.18	x
22.00			1.32		1.31		1.31		1.30		1.30
24.00			1.44		1.43		1.43		1.42		1.42
26.00			1.56		1.55		1.55		1.54		1.53

Total Value to CastlePoint at Tower Stock Price of:
$19.73			$9.87		$10.50		$11.00		$11.50		$12.00
22.00			10.60		11.31		11.86		12.42		12.98
24.00			11.24		12.02		12.62		13.23		13.84
26.00			11.89		12.73		13.38		14.05		14.71

Implied Premium to Current: $9.28
$19.73			6.3%		13.1%		18.5%		23.9%		29.3%
22.00			14.2		21.8		27.8		33.9		39.9
24.00			21.2		29.5		36.0		42.6		49.2
26.00			28.1		37.1		44.2		51.4		58.5

Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively.  Pro forma adjustments per guidance of Tower management.

Pro Forma Impact

Sources and Uses

($ in millions)

	Tower
	Suggested Price
Suggested CastlePoint Purchase Price	$9.87	$10.50	$11.00	$11.50	$12.00
Premium to Current: $9.28	6.3%	13.1%	18.5%	23.9%	29.3%
Premium to 3 Month VWAP: $9.80	0.7	7.1	12.2	17.3	22.4

Sources:
CastlePoint Cash On-Hand	$25.0	$25.0	$25.0	$25.0	$25.0
Cash Contribution from CPRe	45.0	45.0	45.0	45.0	45.0
Debt	75.0	75.0	75.0	75.0	75.0
Common Equity	227.6	250.3	268.3	287.0	305.7
Total Sources	$372.6	$395.3	$413.3	$432.0	$450.7

Uses:
Gross Aggregate Purchase Price for CastlePoint Equity	$377.7	$402.6	$422.5	$443.0	$463.5
Less: Value of CastlePoint Shares owned by Tower	(25.2)	(27.3)	(29.2)	(31.0)	(32.9)
Net Aggregate Purchase Price for CastlePoint Equity	$352.6	$375.3	$393.3	$412.0	$430.7
Plus: Transaction Fees and Expenses	20.0	20.0	20.0	20.0	20.0
Total Uses	$372.6	$395.3	$413.3	$432.0	$450.7

Pro Forma Ownership
Tower Ownership	67.2%	65.0%	63.4%	61.9%	60.4%
CastlePoint Ownership	32.8	35.0	36.6	38.1	39.6

Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively.  Pro forma adjustments per guidance of Tower management.

Option B Transaction Assumptions

Market Data

•  As of 09-Jul-2008

Financial Projections

•  CastlePoint projections based on A2 management projections, unless otherwise noted

•  Tower projections based on A2 management projections, unless otherwise noted

Purchase Accounting Adjustments

•  Purchase accounting adjustments subject to further review with management

•  Transaction closes 31-Dec-2008

•  Transaction intangibles equal to 20% of excess purchase price, amortized over 10 years (per Tower management)

•  Assumes $20.0mm of total advisory, financing, and other deal-related expenses

Transaction Related Adjustments

•  Post-tax loss of $4.4mm in 2009 due to change in accounting from TRM to MGA (per Tower management)

•  Adjustment for Tower earnings in CastlePoint assumes equity method accounting

•  Pre-tax cost synergies of $5.5mm and $7.2mm in 2009 and 2010, respectively, and growing at 4% thereafter

•  CastlePoint pre-tax income subject to 35.0% tax

Financing Sources

•  Straight debt, excess capital and common equity

•  7.0% cost of new debt

•  1.0% cost of financing amortized over life of debt